                                                                    Exhibit 4.02

SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         SILICON VALLEY RESEARCH, INC.
                        WARRANT TO PURCHASE COMMON STOCK

                            Void after May 11, 2006

          1.   Warrant to Purchase Common Stock.

          (a) Warrant to Purchase Shares. This warrant (the "Warrant") certifies that for good and valuable consideration duly received, Imperial Bank (the "Warrant Holder") is entitled, effective as of May 11, 1999, subject to the terms and conditions of this Warrant, to purchase from Silicon Valley Research, Inc., a California corporation (the "Company"), up to a total of 1,251,341 shares of Common Stock, no par value (the "Common Stock"), of the Company (the "Shares") at the price of $0.125 per share (the "Exercise Price") at any time or from time to time during the period commencing on the date hereof until 5:00 p.m. Pacific Time on May 11, 2006 (the "Expiration Date"). This Warrant must be exercised, if at all, on or before the Expiration Date. Unless the context otherwise requires, the term "Shares" shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

          (b) Adjustment of Exercise Price and Number of Shares. The number and character of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor are subject to adjustment upon occurrence of the following events:

          (A) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price of this

     Warrant and the number of Shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

          (B) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Shares payable in securities of the Company then, and in each such case, the Warrant Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Warrant Holder would have been entitled upon such date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          (c) Adjustment for Capital Reorganization, Consolidation, Merger. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, and in each such case the Warrant Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1(c); and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          2.   Manner of Exercise.

          (a) Exercise Agreement. This Warrant may be exercised, in whole or in part, on any business day on or prior to the Expiration Date. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company: (i) a duly executed exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Warrant Exercise Agreement"); (ii) if applicable, a spousal consent in the form attached hereto as Exhibit B; and
(iii) payment in full of the Exercise Price for the number of Shares to be purchased upon exercise hereof. If someone other than the Warrant Holder exercises this Warrant, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Warrant. Upon a partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor for purchase of the number of remaining Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.

          (b) Limitations on Exercise. This Warrant may not be exercised for fewer than 1,000 Shares unless it is exercised for all Shares as to which this Warrant is then exercisable.

          (c) Payment. The Warrant Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

          (A) by cancellation of indebtedness of the Company to the Warrant Holder;

          (B) by surrender of Shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests or were obtained by the Warrant Holder in the public market;

          (C) provided that a public market for the Company's stock exists, (1) through a "same-day-sale" commitment from the Warrant Holder and a broker-dealer that is a member of the National Association of

     Securities Dealers (an "NASD Dealer") whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from the Warrant Holder and an NASD Dealer whereby the Warrant Holder irrevocably elects to exercise this Warrant and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

          (D) by "Net Exercise," in which case the Company shall deliver to the Warrant Holder (without payment of any additional Exercise Price) that number of shares equal to the quotient obtained by dividing:

               1) the value of the Shares purchased upon exercise at the time of exercise (such value to be determined by subtracting (i) the aggregate Exercise Price for such Shares as in effect immediately prior to exercise from (ii) the aggregate Fair Market Value (as defined in Section 12 below) for such Shares immediately prior to the exercise of this Warrant), by

               2) the Fair Market Value of one (1) Share immediately prior to exercise; or

          (E) by any combination of the foregoing.

          (d) Tax Withholding. Prior to the issuance of the Shares upon exercise of this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

          (e) Issuance of Shares. Provided that the Exercise Agreement and payment have been received by the Company as provided above, the Company shall issue the Shares (adjusted as provided herein) registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee, or the Warrant Holder's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

          3. Compliance with Laws and Regulations. The exercise of this Warrant and the issuance and transfer of

Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

          4. Transfer and Exchange. This Warrant and the rights hereunder may not be transferred, in whole or in part, without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by a duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall execute an agreement confirming the same) and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

          5. Registration Rights. The Company agrees to file a registration statement under the 1933 Act for the Warrant Shares on or before June 8, 1999 and thereafter shall use its best efforts to secure the effectiveness of such registration statement within ninety (90) days following the date of this Warrant. The Company will pay all expenses incurred in connection with the preparation and filing of such registration statement.

          6. Privileges of Stock Ownership. The Warrant Holder shall not have any of the rights of a shareholder with respect to any Shares until the Warrant Holder exercises this

Warrant and pays the Exercise Price.

          7. Entire Agreement. The Warrant Exercise Agreement is incorporated herein by reference. This Warrant and the Warrant Exercise Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

          8. Notices. Any notice required to be given or delivered to the Company under the terms of this Warrant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier.

          9. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and assigns.

          10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          11. Acceptance. The Warrant Holder has read and understands the terms and provisions of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

          12. Definition of Fair Market Value. As used herein, "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, its last reported sale price on the Nasdaq National Market or the Nasdaq SmallCap Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The National Quotation Bureau, for the over-the-counter market; or

          (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in duplicate by its duly authorized representative and the Warrant Holder has executed this Warrant in duplicate as of May 11, 1999.


SILICON VALLEY RESEARCH,                  WARRANT HOLDER
  INC.
                                          ---------------------------------


By:
    -------------------------------       ---------------------------------
                                                     (Signature)


-----------------------------------       ---------------------------------
(Please print name and title)             (Please print name and title)


Address:                                  Address:

6360 San Ignacio Avenue                   ---------------------------------
San Jose, CA 95119                        ---------------------------------
                                          ---------------------------------
                                          ---------------------------------


[Signature page to Silicon Valley Research, Inc. Warrant to purchase Common
Stock]

                                   EXHIBIT A

                         SILICON VALLEY RESEARCH, INC.
                           WARRANT EXERCISE AGREEMENT

SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

          The Warrant Holder hereby elects to purchase the number of shares (the "Shares") of the Common Stock of Silicon Valley Research, Inc. (the "Company") as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference (please print):

Warrant Holder:                       Warrant Date:
               ----------------------              ----------------------
Social Security or                    Date of Exercise:
                                                       ------------------
Federal Tax I.D. No.:                 Exercise Price Per Share:
                     ----------------                          ----------
Address:                              Number of Shares Purchased:
        -----------------------------                            --------
                                      Total Exercise Price:
-------------------------------------                      --------------
-------------------------------------


          The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (check and complete as appropriate):

     [ ] in cash in the amount of $________, receipt of which is acknowledged by the Company;

     [ ] by cancellation of indebtedness of the Company to the Warrant Holder in the amount of $________;

     [ ] by delivery of ___________ fully paid, nonassessable and vested shares of the Common Stock of the Company either owned by the Warrant Holder or obtained by the Warrant Holder in the open public market valued at the current fair market value of $___________ per share;

     [ ] through a "same-day-sale" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 1;

     [ ] through a "margin" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 2;

     or

     [ ]  by "Net Exercise".


Broker Name:                        Brokerage Firm:
            -----------------------                ---------------------------

          The Warrant Holder hereby confirms, represents and warrants the following:

          (a) Purchase for Own Account for Investment. Such Warrant Holder is purchasing the Shares for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Such Warrant Holder has no present intention of selling or otherwise disposing of all or any portion of the Shares.

          (b) Access to Information. Such Warrant Holder has had an opportunity to ask questions of the Company's representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that such Warrant Holder reasonably considers important in making the decision to purchase the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the rights of the Warrant Holder to rely thereon.

          (c) Understanding of Risks.  Such Warrant Holder is fully aware of:
(i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on the transferability of the Shares (e.g., that such Warrant Holder may not be able to sell or dispose of the Shares); and (iv) the tax consequences of an investment in the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement and the rights of the Warrant Holder to rely thereon.

          (d) Warrant Holder's Qualifications. Such Warrant Holder is an "accredited" investor as defined under Regulation D under the 1933 Act. Such Warrant Holder is aware of the general business and financial circumstances of the Company and, by reason of such Warrant Holder's business or financial experience, such Warrant Holder is capable of evaluating the merits and risks of this investment and is financially capable of bearing a total loss of this investment.

          (e) Compliance with Securities Laws. Such Warrant Holder understands and acknowledges that, in reliance upon the representations and warranties made by such Warrant Holder herein, the Shares are not currently registered with the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act or being qualified under the California

Corporate Securities Law of 1968, as amended (the "California Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the California Law or other applicable state securities laws which impose certain restrictions on such Warrant Holder's ability to transfer the Shares and Warrant Shares.

          (f) Restrictions on Transfer. Such Warrant Holder understands that such Warrant Holder may not transfer any of the Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Such Warrant Holder understands that only the Company may file a registration statement with the SEC. Such Warrant Holder has also been advised that exemptions from registration and qualification may not be available or may not permit such Warrant Holder to transfer all or any of the Shares in the amounts or at the times proposed by such Warrant Holder.

          (g) Rule 144. In addition, such Warrant Holder has been advised that SEC Rule 144 ("Rule 144") promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares solely due to the holding periods required thereunder and, in any event, requires that the Shares be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Such Warrant Holder understands that Rule 144 may indefinitely restrict transfer of the Shares if such Warrant Holder is an "affiliate" of the Company and "current public information" about the Company (as defined in Rule 144) is not publicly available.

          (h) Legends and Stop-Transfer Orders. Such Warrant Holder understands that certificates or other instruments representing any of the Shares acquired by such Warrant Holder may bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES

          LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Shares and Warrant Shares, or if the Company transfers its own securities, it may make appropriate notations to the same effect in the Company's records. Any legend endorsed on a certificate pursuant to this Subsection (i) and the related stop transfer instructions with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder thereof, if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.

          Tax Consequences. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE EXERCISE OF YOUR WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY STATE OR LOCAL INCOME TAX AUTHORITY. THE WARRANT HOLDER UNDERSTANDS THAT THE WARRANT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. THE WARRANT HOLDER REPRESENTS THAT THE WARRANT HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

     -------------------------------------
     Signature of Warrant Holder

                                 ATTACHMENT 1

                           SAME-DAY-SALE COMMITMENT

                                                            Date:
                                                                 -------------

SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

          The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to ________ shares of your Common Stock (the "Number of Shares"), and to sell immediately ________ of the Number of Shares (the "Same-Day-Sale Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to you from the proceeds from such sale $___________ (the "Exercise Price").

          Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Same-Day-Sale Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Same-Day-Sale Shares to the Broker.

          The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Same-Day-Sale Shares, the Exercise Price by check or wire transfer to an account specified by you.

WARRANT HOLDER:                          BROKER:


------------------------------           -----------------------------------
(Signature)                                       (Name of Firm)

------------------------------           -----------------------------------
(Printed Name and Title)                          (Signature)

                                         -----------------------------------
                                                  (Printed Name)

                                         -----------------------------------
                                                  (Title)

                                  ATTACHMENT 2

                               MARGIN COMMITMENT

                                                            Date:
                                                                 ------------


SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

          The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to _________ shares of your Common Stock (the "Number of Shares"), and to sell immediately ________ of the Number of Shares (the "Margin Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to you from the proceeds from such sale $___________ (the "Exercise Price").

          Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Margin Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Margin Shares to the Broker.

          The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Margin Shares, the Exercise Price by check or wire transfer to an account specified by you.


WARRANT HOLDER:                       BROKER:


------------------------------        -----------------------------------
(Signature)                                    (Name of Firm)

------------------------------        -----------------------------------
(Printed Name and Title)                       (Signature)

                                      -----------------------------------
                                               (Printed Name)

                                      -----------------------------------
                                               (Title)

                                   EXHIBIT B

                                 SPOUSE CONSENT



          The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


Date:
     -------------------           -----------------------------------
                                           Purchaser's Spouse

     Address:
             ----------------------------

             ----------------------------

             ----------------------------